UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2007

SALEM COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

ITEM 7.01 REGULATION FD DISCLOSURE

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

SIGNATURE

EXHIBIT INDEX

Exhibit 99.1

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 12, 2007, Salem Communications Corporation issued a press release regarding its results of operations for the quarter ended December 31, 2006.

ITEM 7.01     REGULATION FD DISCLOSURE

On March 12, 2007, Salem Communications Corporation issued a press release regarding its results of operations for the quarter ended December 31, 2006.

Additionally, on March 12, 2007, Salem Communications Corporation issued a press release announcing 5% growth in 2007 same station national block programming renewals.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description
99.1	Press release, dated March 12, 2007, of Salem Communications Corporation regarding its results of operations for the quarter ended December 31, 2006.
99.2	Press release, dated February March 12, 2007, of Salem Communications Corporation announcing 5% growth in 2007 same station national block programming renewals.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: March 12, 2007	By: /s/ EVAN D. MASYR
Evan D. Masyr
Vice President - Accounting and Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated March 12, 2007, of Salem Communications Corporation regarding its results of operations for the quarter ended December 31, 2006.
99.2	Press release, dated February March 12, 2007, of Salem Communications Corporation announcing 5% growth in 2007 same station national block programming renewals.

 EXHIBIT 99.1

SALEM COMMUNICATIONS ANNOUNCES A 10.9% INCREASE IN FOURTH QUARTER 2006 TOTAL REVENUE

CAMARILLO, CA March 12, 2007 – Salem Communications Corporation (Nasdaq: SALM), a leading U.S. radio broadcaster, Internet content provider, and magazine and book publisher targeting audiences interested in Christian and family-themed content and conservative values, today announced results for the three months and year ended December 31, 2006.

Commenting on the company’s results, Edward G. Atsinger III, president and CEO said, “We achieved total revenue growth of 10.9% in the fourth quarter of 2006 due to the strong performance of our non-broadcast media business, continued development of our News Talk stations and our consistent block programming business. Our Internet and publishing businesses posted $6.0 million in revenue, more than doubling their revenue from the prior year. Radio broadcasting grew revenue by 5.5% to $53.7 million, led by a 19.6% increase in revenue from News Talk stations and by a 9.3% increase in revenue from block programming on our Christian Teaching and Talk stations. This revenue growth was offset by increased investment in marketing, promotion and local programming talent at certain of our News Talk stations, which reduced our station operating income for the quarter. We consider these investments an important step in driving our less developed radio stations to long-term profitability.”

Fourth Quarter 2006 Results

For the quarter ended December 31, 2006 compared to the quarter ended December 31, 2005:

•

Total revenue increased 10.9% to $59.8 million from $53.9 million;

•

Operating income decreased 17.5% to $10.1 million from $12.2 million;

•

Net income decreased 0.9% to $3.3 million;

•

Net income per diluted share increased 5.7% to $0.14 from $0.13;

•

EBITDA increased 1.3% to $15.5 million from $15.3 million;

•

Adjusted EBITDA decreased 0.4% to $15.2 million;

Broadcasting

•

Net broadcasting revenue increased 5.5% to $53.7 from $50.9 million;

•

Station operating income (“SOI”) decreased 1.4% to $19.6 million from $19.9 million;

•

Same station net broadcasting revenue increased 4.8% to $52.5 million from $50.2 million;

•

Same station SOI decreased 2.7% to $19.6 million from $20.2 million;

•

Same station SOI margin decreased to 37.3% from 40.2%;

Non-broadcast Media

•

Non-broadcast revenue increased 102.7% to $6.0 million from $3.0 million; and

•

Non-broadcast operating income increased 3.6% to $0.4 million.

Included in the results for the quarter ended December 31, 2006 are:

•

A $0.2 million loss ($0.1 million loss, net of tax, or $0.01 per share) on the disposal of assets;

•

A $1.3 million gain ($0.06 gain per diluted share) from discontinued operations, net of tax; and

•

A $0.8 million non-cash compensation charge ($0.5 million, net of tax, or $0.02 per share) related to the expensing of stock options consisting of:

o

$0.6 million non-cash compensation included in corporate expenses; and

o

$0.2 million non-cash compensation included in broadcasting operating expenses.

These results reflect the reclassification of the operations of certain stations to discontinued operations for all periods presented. Combined, these stations had net broadcasting revenue of approximately $0.1 million and lost $0.1 million for the quarter ended December 31, 2006. These stations had net broadcasting revenue of approximately $1.0 million and were breakeven for the quarter ended December 31, 2005.

Per share numbers are calculated based on 23,852,840 diluted weighted average shares for the quarter ended December 31, 2006, and 25,433,317 diluted weighted average shares for the comparable 2005 period.

Full Year 2006 Results

For the year ended December 31, 2006 compared to the year ended December 31, 2005:

•

Total revenue increased 8.6% to $227.8 million from $209.6 million;

•

Operating income increased 30.1% to $57.9 million from $44.5 million;

•

Net income increased 50.0% to $19.0 million, or $0.78 net income per diluted share, from net income of $12.7 million, or $0.49 net income per diluted share;

•

EBITDA increased 26.3% to $71.5 million from $56.6 million;

•

Adjusted EBITDA increased 0.3% to $58.4 million from $58.2 million;

Broadcasting

•

Net broadcasting revenue increased 4.8% to $208.4 from $198.9 million;

•

SOI decreased 0.1% to $77.3 million from $77.4 million;

•

Same station net broadcasting revenue increased 2.4% to $200.6 million from $195.8 million;

•

Same station SOI decreased 0.6% to $77.4 million from $77.9 million;

•

Same station SOI margin decreased to 38.6% from 39.8%;

Non-broadcast Media

•

Non-broadcast revenue increased 79.5% to $19.4 million from $10.8 million; and

•

Non-broadcast operating income increased 32.9% to $1.2 million from $0.9 million.

Included in the results for the year ended December 31, 2006 are:

•

An $18.6 million gain primarily from the disposal and exchange of assets in the Sacramento, Cleveland and Dallas markets ($11.1 million gain, net of tax, or $0.46 gain per diluted share);

•

A $3.6 million loss ($2.2 million loss, net of tax, or $0.09 loss per share) from the early redemption of $94.3 million of 9.0% senior subordinated notes due 2011;

•

A $2.5 million gain ($0.10 per diluted share) from discontinued operations, net of tax related to the disposition of assets in the Baltimore, Jacksonville and Richmond markets, and

•

A $4.3 million non-cash compensation charge ($2.6 million, net of tax, or $0.11 per share) related to the expensing of stock options consisting of:

o

$3.5 million non-cash compensation included in corporate expenses; and

o

$0.8 million non-cash compensation included in broadcasting operating expenses.

Included in the results for the year ended December 31, 2005 are:

•

Litigation costs of $0.7 million ($0.4 million loss, net of tax, or $0.02 loss per share);

•

A $0.5 million loss ($0.3 million loss, net of tax, or $0.01 loss per share) on disposal of assets; and

•

A $0.4 million loss ($0.01 loss per share) from discontinued operations, net of tax.

These results reflect the reclassification of the operations of certain stations to discontinued operations for all periods presented. Combined, these stations had net broadcasting revenue of approximately $2.0 million and lost $0.2 million for the year ended December 31, 2006. These stations had net broadcasting revenue of approximately $3.5 million and lost $0.5 million for the year ended December 31, 2005.

Other comprehensive income of $0.5 million, net of tax, for the year ended December 31, 2006 is due to the change in fair market value of the company’s interest rate swaps.

Per share numbers are calculated based on 24,223,751 diluted weighted average shares for the year ended December 31, 2006, and 25,794,875 diluted weighted average shares for the comparable 2005 period.

SOI Margin Composition Analysis

The following table, which is for analytical purposes only, has been created by assigning each station in the company’s radio station portfolio to one of four categories based upon the station’s fourth quarter SOI margin. The company believes this table is helpful in assessing the portfolio’s financial and operational development.

Three Months Ended December 31,

(Net Broadcasting Revenue and SOI in millions)

	2005				2006
				Average				Average
SOI Margin %	Stations	Revenue	SOI	SOI %	Stations	Revenue	SOI	SOI %
50% or greater	19	20.2	13.1	64.7%	30	$23.4	$14.5	62.0%
30% to 49%	29	13.8	5.9	42.9%	20	11.9	4.8	40.7%
0% to 29%	31	10.3	1.9	18.4%	32	9.8	1.6	16.9%
Less than 0%	18	2.5	(0.7)	(27.7%)	17	3.8	(0.8)	(21.7%)
Subtotal	97	46.8	20.2	43.2%	99	48.9	20.1	41.2%
Other	-	4.1	(0.3)	(6.6%)	-	4.8	(0.5)	(11.2%)
Total	97	50.9	19.9	39.1%	99	$53.7	$19.6	36.3%

Balance Sheet

As of December 31, 2006, the company had net debt of $360.3 million and was in compliance with the covenants of its credit facilities and bond indentures. The company’s bank leverage ratio was 5.88 versus a compliance covenant of 6.75 and its bond leverage ratio was 5.46 versus a compliance covenant of 7.0.

Stock Repurchases

During the quarter ended December 31, 2006, the company did not repurchase shares of its Class A common stock. As of March 9, 2007 Salem had repurchased 2,130,418 shares of Class A common stock for approximately $32.2 million at an average price of $15.12 per share and had 23,842,520 shares of its Class A and Class B common stock outstanding.

Acquisitions and Divestitures

During the quarter ended December 31, 2006, Salem completed the following divestiture and exchange transactions:

•

KORL (690 AM) in Honolulu, Hawaii was acquired on October 1, 2006 by exchanging KHCM (1170 AM) in Honolulu, Hawaii plus $1.0 million (Salem retained the call letters KHCM, which are used on 690 AM);

•

WZAZ (1400 AM) in Jacksonville, Florida was sold on December 5, 2006 for $1.0 million (this station was operated by acquirer under a Local Marketing Agreement (“LMA”)  as of October 1, 2006);

•

WJGR (1320 AM) and WZNZ (1460 AM) in Jacksonville, Florida were sold on December 5, 2006 for $1.8 million (these stations were operated by acquirer under an LMA as of October 1, 2006); and

•

WITH (1230 AM) in Baltimore, Maryland was sold on December 22, 2006 for $3.0 million.

The following divestiture transaction was pending as of December 31, 2006:

•

WKNR (850 AM) in Cleveland, Ohio was sold on February 7, 2007 for $7.0 million.

The following acquisition and divestiture transactions were entered into after December 31, 2006:

•

KKSN (910 AM) in Portland, Oregon will be acquired for approximately $4.5 million (this station is operated by Salem under an LMA as of February 1, 2007 with call letters KTRO); and

•

ChristianMusicPlanet.com was acquired on February 8, 2007 for $0.3 million; and

•

WVRY (105.1 FM) in Nashville, Tennessee to be sold for $0.9 million.

First Quarter 2007 Outlook

For the first quarter of 2007, Salem is projecting:

•

Total revenue to be between $55.5 million and $56.0 million compared to first quarter 2006 total revenue of $52.0 million;

•

Adjusted EBITDA to be between $10.8 million and $11.3 million compared to first quarter 2006 Adjusted EBITDA of $11.8 million; and

•

Net income per diluted share to be approximately zero.

First quarter 2007 outlook reflects the following:

•

Same station net broadcasting revenue increasing to $49.0 million to $49.5 million from a base of $47.8 million in first quarter 2006;

•

Non-broadcast revenue increasing to approximately $5.5 million from a base of $3.3 million in first quarter 2006;

•

Same station SOI declining to $15.9 million to $16.4 million from a base of $17.4 million in first quarter 2006;

•

Non-cash compensation expense of $0.7 million compared to first quarter 2006 non-cash compensation expense of $1.3 million;

•

Increased marketing and programming costs of $1.2 million primarily on News Talk stations in Chicago, Dallas, Denver, Los Angeles, Louisville and Phoenix, and on Contemporary Christian Music stations in Atlanta, Dallas, Los Angeles and Portland;

•

Continued growth from our core block programming business and our underdeveloped radio stations, particularly our News Talk stations;

•

Ongoing softness in the radio advertising market; and

•

The impact of recent acquisition, exchange and divestiture transactions.

Conference Call Information

Salem will host a teleconference to discuss its results today, on March 12, 2007 at 5:00 p.m. Eastern Time. To access the teleconference, please dial 973-935-8511 ten minutes prior to the start time or listen via the investor relations portion of the company’s website, located at www.salem.cc.  A replay of the teleconference will be available through March 26, 2007 and can be heard by dialing 973-341-3080, pass code 8515586 or on the investor relations portion of the company’s website, located at www.salem.cc.

Salem Communications Corporation (Nasdaq: SALM) is a leading U.S. radio broadcaster, Internet content provider, and magazine and book publisher targeting audiences interested in Christian and family-themed content and conservative values. In addition to its radio properties, Salem owns Salem Radio Network®, which syndicates talk, news and music programming to approximately 2,000 affiliates; Salem Radio Representatives™, a national radio advertising sales force; Salem Web Network™, an Internet provider of Christian content and online streaming; and Salem Publishing™, a publisher of Christian-themed magazines. Upon the close of all announced transactions, the company will own 97 radio stations, including 61 stations in 23 of the top 25 markets. Additional information about Salem may be accessed at the company’s website, www.salem.cc.

Media Contact:

Investor / Analyst Contact:

Denise Davis

Eric Jones

Director of Communications

Investor Relations

Salem Communications

Salem Communications

(805) 987-0400 ext. 1081

(805) 987-0400 ext. 1048

denised@salem.cc

ericj@salem.cc

Forward Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcasting revenues minus broadcasting operating expenses. Non-broadcast operating income is defined as non-broadcast revenue minus non-broadcast operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before loss on early redemption of long-term debt, discontinued operations (net of tax), litigation costs, gain or loss on the disposal of assets and non-cash compensation expense.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcasting industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcasting. Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definitions of station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2006	2005	2006
	(unaudited)

Net broadcasting revenue	$ 50,915	$ 53,736	$ 198,852	$ 208,400
Non-broadcast revenue	2,975	6,031	10,790	19,369
Total revenue	53,890	59,767	209,642	227,769
Operating expenses:
Broadcasting operating expenses	31,005	34,104	121,462	131,117
Non-broadcast operating expenses	2,561	5,602	9,889	18,172
Legal settlement	-	-	650	-
Corporate expenses	4,936	5,710	19,607	24,043
Depreciation and amortization	3,234	4,075	13,017	15,193
(Gain) loss on disposal of assets	(32)	225	527	(18,647)
Total operating expenses	41,704	49,716	165,152	169,878
Operating income	12,186	10,051	44,490	57,891
Other income (expense):
Interest income	70	96	207	210
Interest expense	(5,998)	(6,485)	(22,559)	(26,342)
Loss on early redemption of long-term debt	-	-	(24)	(3,625)
Other expense, net	(143)	46	(506)	(420)
Income from continuing operations before income taxes	6,115	3,708	21,608	27,714
Provision for income taxes	2,858	1,789	8,570	11,167
Income from continuing operations	3,257	1,919	13,038	16,547
Discontinued operations, net of tax	37	1,346	(376)	2,452
Net income	$ 3,294	$ 3,265	$ 12,662	$ 18,999
Other comprehensive income (loss), net of tax	436	(5)	318	457
Comprehensive income	$ 3,730	$ 3,260	$ 12,980	$ 19,456

Basic income per share before discontinued operations	$ 0.13	$ 0.08	$ 0.51	$ 0.68
Discontinued operations, net of tax	$ -	$ 0.06	$ (0.01)	$ 0.10
Basic income per share after discontinued operations	$ 0.13	$ 0.14	$ 0.49	$ 0.78

Diluted income per share before discontinued operations	$ 0.13	$ 0.08	$ 0.51	$ 0.68
Discontinued operations, net of tax	$ -	$ 0.06	$ (0.01)	$ 0.10
Diluted income per share after discontinued operations	$ 0.13	$ 0.14	$ 0.49	$ 0.78

Basic weighted average shares outstanding	25,376,973	23,847,520	25,735,641	24,215,867
Diluted weighted average shares outstanding	25,433,317	23,852,840	25,794,875	24,223,751

Other Data:
Station operating income	$ 19,910	$ 19,632	$ 77,390	$ 77,283
Station operating margin	39.1%	36.5%	38.9%	37.1%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2005	2006

Assets
Cash	$ 3,979	$ 710
Accounts receivable, net	30,953	31,984
Deferred income taxes	4,614	5,020
Other current assets	4,047	2,881
Assets of discontinued operations	12,456	-
Property, plant and equipment, net	116,245	128,713
Intangible assets, net	463,139	508,410
Bond issue costs	2,742	593
Bank loan fees	3,709	2,996
Fair value of interest rate swaps	743	1,290
Other assets	3,303	3,667
Total assets	$ 645,930	$ 686,264

Liabilities and Stockholders' Equity
Current liabilities	$ 20,658	$ 27,295
Long-term debt and capital lease obligations	326,685	358,978
Deferred income taxes	40,810	53,935
Other liabilities	8,659	8,340
Stockholders' equity	249,118	237,716
Total liabilities and stockholders' equity	$ 645,930	$ 686,264

Salem Communications Corporation
Supplemental Information
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2006	2005	2006
	(unaudited)
Capital expenditures
Acquisition related / income producing	$ 10,266	$ 2,813	$ 16,010	$ 14,608
Maintenance	691	2,180	6,212	6,514

Total capital expenditures	$ 10,957	$ 4,993	$ 22,222	$ 21,122

Tax information
Cash tax expense	$ 177	$ 57	$ 341	$ 256
Deferred tax expense	2,681	1,732	8,229	10,911
			894
Provision for income taxes	$ 2,858	$ 1,789	$ 8,570	$ 11,167

Tax benefit of non-book amortization	$ 4,542	$ 3,499	$ 13,602	$ 14,119

Reconciliation of Same Station Net Broadcasting Revenue to
Total Net Broadcasting Revenue
Net broadcasting revenue - same station	$ 50,159	$ 52,542	$ 195,832	$ 200,620
Net broadcasting revenue - acquisitions	16	633	446	6,041
Net broadcasting revenue - dispositions	663	456	2,497	456
Net broadcasting revenue - format changes	77	105	77	1,283

Total net broadcasting revenue	$ 50,915	$ 53,736	$ 198,852	$ 208,400

Reconciliation of Same Station Broadcasting Operating Expenses to
Total Broadcasting Operating Expenses
Broadcasting operating expenses - same station	$ 29,990	$ 32,926	$ 117,978	$ 123,263
Broadcasting operating expenses - acquisitions	36	586	817	6,414
Broadcasting operating expenses - dispositions	847	481	2,484	458
Broadcasting operating expenses - format changes	132	111	183	982

Total broadcasting operating expenses	$ 31,005	$ 34,104	$ 121,462	$ 131,117

Reconciliation of Same Station Station Operating Income to
Total Station Operating Income
Station operating income - same station	$ 20,169	$ 19,616	$ 77,854	$ 77,357
Station operating income - acquisitions	(20)	47	(371)	(373)
Station operating income - dispositions	(184)	(25)	13	(2)
Station operating income - format changes	(55)	(6)	(106)	301

Total station operating income	$ 19,910	$ 19,632	$ 77,390	$ 77,283

Salem Communications Corporation
Supplemental Information
(in thousands)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2006	2005	2006
	(unaudited)
Reconciliation of Station Operating Income and Non-Broadcast
Operating Income to Operating Income
Station operating income	$ 19,910	$ 19,632	$ 77,390	$ 77,283
Non-broadcast operating income	414	429	901	1,197
Less:
Corporate expenses	(4,936)	(5,710)	(19,607)	(24,043)
Legal settlement	-	-	(650)	-
Depreciation and amortization	(3,234)	(4,075)	(13,017)	(15,193)
Gain (loss) on disposal of assets	32	(225)	(527)	18,647

Operating income	$ 12,186	$ 10,051	$ 44,490	$ 57,891

Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$ 15,245	$ 15,185	$ 58,178	$ 58,351
Less:
Stock-based compensation	-	(788)	-	(4,334)
Discontinued operations, net of tax	37	1,346	(376)	2,452
Gain (loss) on disposal of assets	32	(225)	(527)	18,647
Legal settlement	-	-	(650)	-
Loss on early redemption of long-term debt	-	-	(24)	(3,625)

EBITDA	15,314	15,518	56,601	71,491
Plus:
Interest income	70	96	207	210
Less:
Depreciation and amortization	(3,234)	(4,075)	(13,017)	(15,193)
Interest expense	(5,998)	(6,485)	(22,559)	(26,342)
Provision for income taxes	(2,858)	(1,789)	(8,570)	(11,167)

Net income	$ 3,294	$ 3,265	$ 12,662	$ 18,999

		Applicable
	Outstanding	Interest
	at 12/31/2006	Rate
Selected Debt and Swap Data
7 3/4% senior subordinated notes	$ 100,000	7.75%
Senior bank term loan B debt (1)	73,125	7.13%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.74%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.45%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.28%
Senior bank term C debt (at variable rates) (1)	75,000	7.22%
Senior bank revolving debt (at variable rates) (1)	19,100	7.25%
Swingline credit facility (3)	1,241	8.25%

(1) Subject to rolling LIBOR plus a spread currently at 1.75% and incorporated into the rate set forth above.

(2) Under its swap agreements, the Company pays a fixed rate plus a spread based on the Company's leverage, as defined in its credit agreement. As of December 31, 2006, that spread was 1.75% and is incorporated into the applicable interest rates set forth above.

(3) Subject to prime interest rate.

Salem Communications Corporation
Supplemental Information
(in millions)
	Projected
	Three Months Ending		Three Months
	March 31, 2007		Ended
	Low	High	March 31, 2007
	(unaudited)
Reconciliation of Station Operating Income to Operating Income
Station operating income	$ 16.2	$ 16.7
Plus:
Non-broadcast revenue	5.5	5.5
Less:
Non-broadcast operating expenses	(5.5)	(5.5)
Corporate expenses	(5.7)	(5.7)
Stock-based compensation (corporate expense portion)	(0.5)	(0.5)
Depreciation and amortization	(3.7)	(3.7)

Operating income	$ 6.3	$ 6.8

Reconciliation of Same Station Net Broadcasting Revenue to
Total Net Broadcasting Revenue
Net broadcasting revenue - same station	$ 49.0	$ 49.5	$ 47.8
Net broadcasting revenue - acquisitions / dispositions / format changes	1.0	1.0	1.0

Total net broadcasting revenue	$ 50.0	$ 50.5	$ 48.8

Reconciliation of Same Station Station Operating Income to
Total Station Operating Income
Station operating income - same station	$ 15.9	$ 16.4	$ 17.4
Station operating income - acquisitions / dispositions / format changes	0.3	0.3	(0.3)

Total station operating income	$ 16.2	$ 16.7	$ 17.1

EXHIBIT 99.2

Salem Communications Announces 5% Growth in 2007 Same Station National Block Programming Rates

CAMARILLO, Calif., March 12, 2007  -- Salem Communications Corporation (Nasdaq:SALM), a leading U.S. radio broadcaster, Internet content provider, and magazine and book publisher targeting audiences interested in Christian and family-themed content and conservative values, today announced the results of its national block programming rate negotiations, which are carried out annually at the start of each year. For 2007, Salem expects same station national block programming revenues to increase by approximately 5%. Consistent with recent years, over 90% of Salem's national block programming business was successfully renewed.

Edward G. Atsinger, III, Salem's president and CEO, commented, “Once again, the successful relationships we maintain with our national block programmers and their recognition of the value of our national radio station platform have resulted in a successful renewal process. Block programming continues to be the foundation of our Christian Teaching and Talk stations, providing a reliable stream of revenue and cash flow.”

In addition to its radio properties, Salem owns Salem Radio Network®, which syndicates talk, news and music programming to approximately 2,000 affiliates; Salem Radio Representatives™, a national radio advertising sales force; Salem Web Network™, a leading Internet provider of Christian content and online streaming; and Salem Publishing™, a leading publisher of Christian-themed magazines and books. Upon the close of all announced transactions, the company will own 97 radio stations, including 61 stations in 23 of the top 25 markets. Additional information about Salem may be accessed at the company's website, www.salem.cc.

CONTACT: Salem Communications
Media Contact:
Denise Davis, 805-987-0400 ext. 1081
Director of Communications
denised@salem.cc
or
Investor / Analyst Contact:
Eric Jones, 805-987-0400 ext. 1048
Investor Relations
ericj@salem.cc

Forward Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.